Exhibit 23.2

Consent of Independent Auditor

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-267249) on Form S-1 of Castellum, Inc. of our report dated May 26, 2022, relating to the financial statements of Specialty Systems, Inc. as of and for the years ended December 31, 2020 and 2019, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Aronson LLC

Rockville, Maryland

September 30, 2022